UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2009 (June 18, 2009)
HCA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	75-2497104
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

One Park Plaza,
Nashville, Tennessee	37203
(Address of Principal Executive	(Zip Code)
Offices)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On June 18, 2009, we amended our $13.550 billion and €1.000 billion senior secured cash flow credit facility, dated as of November 17, 2006, as amended on February 16, 2007, and as further amended on March 2, 2009 (as amended, the “cash flow credit facility”), to permit the unlimited incurrence of new term loans under the cash flow credit facility (“refinancing term loans”) to refinance the term loans initially incurred in November 2006 under the cash flow credit facility (the “initial term loans”) as well as any previously incurred refinancing term loans (collectively, with the initial term loans, the “then-existing term loans”), and to permit the establishment of commitments under a replacement cash flow revolver under the cash flow credit facility (“replacement revolver”) to replace all or a portion of the revolving commitments initially established in November 2006 under the cash flow credit facility (the “initial revolver”) as well as any previously issued replacement revolvers, in each case, subject to the terms described below. The amendment to the cash flow credit facility further permits the maturity date of any then-existing term loan to be extended (any such loans so extended, the “extended term loans”).
     As to refinancing term loans, the amendment to the cash flow credit facility provides that: (1) the proceeds from such refinancing term loans be used to repay in full the initial term loans before being used to repay any previously issued refinancing term loans; (2) the refinancing term loans mature later than the latest maturity date of any of the initial term loans; and (3) the weighted average life to maturity for the refinancing term loans be greater than the remaining weighted average life to maturity of the tranche B term loan under the cash flow credit facility measured at the time such refinancing term loans are incurred.
     As to replacement revolvers, the amendment to the cash flow credit facility provides that the terms of such replacement revolver be substantially identical to the commitments being replaced, other than with respect to maturity and pricing.
     As to extended term loans, the amendment to the cash flow credit facility provides that: (1) any offer to extend must be made to all lenders under the term loan being extended, and, if such offer is oversubscribed, the extension will be allocated ratably to the lenders according to the respective amounts then held by the accepting lenders; (2) any term loan or portion thereof extended shall be a new class of term loans; and (3) extended term loans will not share in mandatory prepayments resulting from the creation or issuance of refinancing term loans and/or first lien notes until the initial term loans are repaid in full but will share in other mandatory prepayments such as those from asset sales.
     Any refinancing term loans and any obligations under replacement revolvers will have a pari passu claim on the collateral securing the initial term loans and the initial revolver.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Exhibit

Exhibit 4.1	Amendment No. 3 to the Credit Agreement, dated as of June 18, 2009, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Deutsche Bank Securities and Wachovia Capital Markets LLC, as joint bookrunners and Merrill Lynch Capital Corporation, as documentation agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ David G. Anderson
David G. Anderson
Senior Vice President — Finance and Treasurer

Date: June 22, 2009

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 4.1	Amendment No. 3 to the Credit Agreement, dated as of June 18, 2009, among HCA Inc., HCA UK Capital Limited, the lending institutions from time to time parties thereto, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Deutsche Bank Securities and Wachovia Capital Markets LLC, as joint bookrunners and Merrill Lynch Capital Corporation, as documentation agent.

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